UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2004

DARLING INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Commission File Number 000-24620

DELAWARE	36-2495346
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

251 O'CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS 75038
(Address of principal executive offices)

Registrant's telephone number, including area code:    972.717.0300

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

                /   /    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                /   /    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                /   /    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                /   /    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
On January 26, 2005, Darling International Inc. (the "Company") issued a press release announcing that it had made an investor information kit available on its website. The kit includes the background and history of the Company and its industry, as well as general information about the Company's two business segments and answers to frequently asked questions. Copies of the press release and the investor information kit are attached hereto as Exhibits 99.1 and 99.2, respectively. The information contained in the investor information kit speaks only as of the date thereof and the Company does not assume any obligation to correct or update this information in the future.

The information contained in this Item 7.01 and in Exhibit 99.1 hereto is furnished in accordance with Regulation FD and shall not be deemed to be "filed" with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing. The furnishing of the information contained in this Item 7.01 and in Exhibit 99.1 hereto is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

Item 9.01.		Financial Statements and Exhibits.
	(c)	Exhibits. 99.1 Press Release dated January 26, 2005. 99.2 Investor Information Kit dated January 26, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

Date: January 26, 2005	By: /s/ John O. Muse John O. Muse Executive Vice President Finance and Administration